Exhibit 99.1

           Sirenza Microdevices Reports Third Quarter 2004 Results

              Record Quarterly Revenues, Earnings and Cash Flow

    BROOMFIELD, Colo., Oct. 19 /PRNewswire-FirstCall/ -- Sirenza Microdevices, Inc. (Nasdaq: SMDI), a leading designer and supplier of high-performance radio frequency (RF) components for communications equipment manufacturers, today reported its financial results for the third quarter ended September 30, 2004.

     Third Quarter Financial Highlights

       *  Year-over-year quarterly net revenue growth of 62%

       *  Sequential net revenue growth of 7%

       *  Gross margin of 51% versus 49% for the second quarter

       * Earnings of $0.05 per diluted share versus earnings per share of $0.03 per diluted share for the second quarter

       * Earnings of $0.06 per diluted share on a management-adjusted basis versus second quarter management-adjusted earnings of $0.04 per diluted share(1)

       *  Cash flow from operations of $3.0 million

     Sirenza's third quarter net revenues were $16.7 million, compared with $15.7 million for the second quarter of 2004 and with $10.4 million for the third quarter of 2003. Factory direct sales were 88% of net revenues, compared with 86% sequentially and 81% year-over-year.
    The company's third quarter net income was $1.8 million, or earnings of $0.05 per diluted share. This compared sequentially with net income of $936,000, or earnings of $0.03 per diluted share, and year-over-year with a net loss of $1.5 million, or a loss of $0.04 per basic share.
    Excluding the effects of the charges detailed in the reconciliation of management-adjusted to GAAP results included with this press release, Sirenza's management-adjusted net income for the third quarter was $2.1 million, or $0.06 per diluted share. This compared sequentially with management-adjusted net income of $1.3 million, or $0.04 per diluted share, and year-over-year with a management-adjusted net loss of $272,000, or a loss of $0.01 per basic share.
    "The third quarter was a very successful quarter for Sirenza; our results met the upper end of our guidance for revenue and exceeded our expectations for gross margin, net income, earnings per share and cash flow," said Robert Van Buskirk, president and chief executive officer of Sirenza Microdevices. "We continued to demonstrate significant improvement in our ability to manufacture and test our RF products as measured in both increased capacity and lower costs. We have also made excellent progress on achieving financial performance in line with our longer-term financial model as our third-quarter results featured gross margin at 51%, R&D and SG&A expenditures combined at 38% of sales and management-adjusted net income of 12.4%. Additionally we continue to make solid progress on our strategic, company-wide goals to expand our market share, to improve our worldwide operations and to extend our profitable operations through 2004 and into next year."
    Sirenza's third quarter 2004 gross margin of 51%, compared with 49% sequentially and with 44% a year earlier. In the aggregate, the company's research and development, sales and marketing, and general and administrative expenses for the third quarter of 2004 were $6.4 million, compared with $6.3 million sequentially and with $5.6 million a year ago.
    At September 30, 2004, Sirenza's total assets were $58.6 million, including cash and cash equivalents, restricted cash, short-term investments, and long-term investments of $17.5 million. Unrestricted cash and investments totaled $16.5 million.
    For the nine months ended September 30, 2004, Sirenza's net revenues were $46.2 million, compared with $25.2 million for the same period a year earlier. Factory direct sales were 87% of net revenues, compared with 70% for the first nine months of 2003.
    Sirenza's net income for the nine months ended September 30, 2004 was $2.9 million, or earnings of $0.08 per diluted share. This included a charge of $1.2 million for amortization of acquisition-related intangible assets.
Net income for the first nine months under GAAP compared year-over-year with a net loss of $4.9 million, or a loss of $0.15 per basic share.
    Excluding the effects of the charges detailed in the reconciliation of management-adjusted to GAAP results included with this press release, Sirenza's management-adjusted net income for the nine months of 2004 was $4.1 million, or earnings of $0.11 per diluted share. This compared with a management-adjusted net loss of $2.0 million, or a loss of $0.06 per basic share, for the same period of 2003.

    Use of Non-GAAP Financial Measures
    In keeping with its historical financial reporting practices, Sirenza believes that the supplemental presentation of net income/loss calculations excluding the effects of charges for the amortization of deferred stock compensation, the amortization of acquisition-related intangible assets, restructuring, and relocation and related expenses provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events. Readers are cautioned not to view management-adjusted results as an alternative to GAAP results or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP results with management-adjusted results for the third quarters and first nine-month periods of 2004 and 2003, respectively, and the second quarter of 2004 in the financial statements below.

    Third Quarter Teleconference and Webcast
    Sirenza management plans to host a teleconference at 2:45 p.m. MT /
4:45 p.m. ET today to discuss the company's third quarter 2004 financial results, its current outlook for the fourth quarter of 2004 and its sales outlook for 2005. This teleconference will be webcast live for the general public. For more information, please visit the Investor Relations page of Sirenza's website at www.sirenza.com. The teleconference webcast will be archived on this site for one year, until October 19, 2005, and a telephonic replay will be available at (800) 405-2236, conference ID number 11011086#, for one week, until October 26, 2004.
    Also available on the Investor Relations page of Sirenza's website will be additional information to support the reconciliation of estimates of management-adjusted financial results for the fourth quarter and full year of 2004, to be presented by the company in today's teleconference.

    Sirenza Microdevices, Inc.
    Headquartered in Broomfield, Colo., with design centers throughout the U.S., Sirenza Microdevices, Inc., an ISO 9001:2000-certified supplier (registered by QMI), is a leading supplier of high-performance RF components for the telecommunications markets. The company's product lines include amplifiers, power amplifiers, discrete devices, RF signal processing components, signal source components, hi-rel components, and high-performance multi-component modules (MCMs) for transmit and receive applications. Product information may be found on Sirenza's website at www.sirenza.com.

    Forward-Looking Statements
    This news release contains, and our anticipated teleconference will contain, forward-looking statements regarding future events or results, such as Sirenza's expectations regarding its financial results for the fourth quarter of 2004, its sales outlook for 2005 and the achievement of the company's strategic goals. Sirenza cautions readers that such statements are, in fact, predictions that are subject to risks and uncertainties, and that actual events or results may differ materially. Factors that could cause actual events or results to differ materially include Sirenza's ability to manufacture and ship products in a timely manner to meet customer demand; changes in the expected mix of sales and products between Sirenza's business divisions and within those divisions; the successful growth of the overall wireless equipment market and Sirenza's other markets; Sirenza's ability to gain market share in its end markets; Sirenza's ability to successfully develop and release new products which meet customer demands and the acceptance and deployment of those products by Sirenza's intended customers; Sirenza's ability to successfully manage the risks associated with and to grow its aerospace and defense business; Sirenza's ability to successfully differentiate itself from competitors in its markets; possible delays by Sirenza's customers in the implementation of next-generation equipment; decreased or stagnant demand for products that contain RF components; lower than expected OEM demand for increasing levels of integration; and/or exertion of downward pressure on the pricing of Sirenza's components. Each and all of these factors could be due to overall general economic or telecommunications market conditions, or conditions in the mobile and fixed wireless and wireline infrastructure markets, or otherwise. Additional factors include the possible underutilization of Sirenza's manufacturing facilities, whether as a result of the factors described above or otherwise. Other factors that could cause actual events or results to differ materially from those in the forward-looking statements are included in Sirenza's filings with the Securities and Exchange Commission (SEC), specifically, Sirenza's Form 10-K filed on March 24, 2004 and Form 10-Q filed on August 13, 2004. Sirenza expressly disclaims any current intention to update its forward-looking statements, and the estimates and assumptions associated with them, at any time or for any reason.

    NOTE: Sirenza Microdevices(R) and the Sirenza logo are trademarks of Sirenza Microdevices, Inc. All other trademarks are property of their respective owners.

     (1) Management-adjusted net income (loss) and earnings (loss) per share are non-GAAP financial measures calculated to exclude the effects of charges for the amortization of deferred stock compensation, the amortization of acquisition-related intangible assets, restructuring and/or relocation and related expenses detailed in the reconciliation included within this press release.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20030820/SMDILOGO)


                            SIRENZA MICRODEVICES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                          Three Months Ended          Nine Months Ended
                       Sept. 30,     Sept. 30,     Sept. 30,     Sept. 30,
                          2004          2003          2004          2003

    Net revenues         $16,737       $10,358       $46,191       $25,215
    Cost of revenues:

      Cost of product
       revenues            8,219         5,728        23,607        13,319
      Amortization of
       deferred stock
       compensation           --            22            --            68
       Total cost of
        revenues           8,219         5,750        23,607        13,387
    Gross profit           8,518         4,608        22,584        11,828
    Operating expenses:
      Research and
       development         2,337         2,348         6,777         6,220
      Sales and marketing  1,913         1,590         5,883         4,572
      General and
       administrative      2,174         1,669         5,938         4,694
      Amortization of
       deferred stock
       compensation           --           127             3           414
      Amortization of
       acquired intangible
       assets                354           431         1,165           782
      Restructuring          (98)           --           (98)          434
       Total operating
        expenses           6,680         6,165        19,668        17,116
    Income (loss)
     from operations       1,838        (1,557)        2,916        (5,288)
    Interest expense           4             8            12            31
    Interest and
     other income, net        75            89           152           378
    Income (loss)
     before taxes          1,909        (1,476)        3,056        (4,941)
    Provision for
     income taxes             86            --           135            --
    Net income (loss)     $1,823       $(1,476)       $2,921       $(4,941)

    Basic net income
     (loss) per share      $0.05        $(0.04)        $0.08        $(0.15)
    Diluted net income
     (loss) per share      $0.05        $(0.04)        $0.08        $(0.15)

    Shares used to
     compute basic
     net income (loss)
     per share            34,696        33,541        34,446        31,889
    Shares used to
     compute diluted
     net income (loss)
     per share            37,362        33,541        37,263        31,889


                          Sirenza Microdevices, Inc.
       Reconciliation of GAAP Results with Management-Adjusted Results
                    (In thousands, except per-share data)
                                 (Unaudited)

    The following table reconciles the company's net income (loss) as reported under accounting principles generally accepted in the United States (GAAP) with net income (loss) as adjusted by the items detailed below and presented in the news release and associated teleconference. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis, independently of regularly reported non-cash charges and infrequent or unusual events.


                                 Three Months Ended       Nine Months Ended
                            Sept. 30, June 30, Sept. 30, Sept. 30, Sept. 30,
                              2004      2004      2003      2004      2003

     Net income (loss) as
      reported under GAAP    $1,823     $936   $(1,476)  $2,921    $(4,941)

     Amortization of
      deferred stock
      compensation               --       --       149        3        482
     Amortization of
      acquisition-related
      intangible assets         354      380       431    1,165        782
     Restructuring              (98)      --        --      (98)       434
     Relocation and
      related expenses           --       --       624       67      1,285

     Management-adjusted
      net income (loss)      $2,079   $1,316     $(272)  $4,058    $(1,958)

     Management-adjusted
      net income (loss)
      per share
        Basic                 $0.06    $0.04    $(0.01)   $0.12     $(0.06)
        Diluted               $0.06    $0.04    $(0.01)   $0.11     $(0.06)

     Shares used to compute
      management-adjusted
      net income (loss)
      per share
        Basic                34,696   34,446    33,541   34,446     31,889
        Diluted              37,362   37,136    33,541   37,263     31,889


                            SIRENZA MICRODEVICES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (In thousands)

                                                  September 30, December 31,
                                                      2004          2003
                                                   (unaudited)
     Assets
     Current assets:
      Cash                                           $10,522       $7,468
      Short-term investments                              --        1,999
      Accounts receivable                              8,428        7,838
      Inventories                                      9,831        6,497
      Other assets                                       707        1,093
       Total current assets                           29,488       24,895
      Net property, plant and equipment                8,475        9,685
      Long-term investments                            6,022        4,015
      Investment in GCS                                4,600        4,600
      Acquisition-related intangibles, net             4,364        5,529
      Goodwill                                         4,219        4,219
      Other assets                                     1,408        1,189
       Total assets                                  $58,576      $54,132

     Liabilities and stockholders' equity
     Current liabilities:
      Accounts payable                                $4,519       $4,379
      Accrued liabilities                              3,328        2,530
      Deferred margin on distributor inventory         1,301        1,042
      Accrued restructuring                              366          887
      Capital lease obligations, current portion          73           65
       Total current liabilities                       9,587        8,903

       Total long-term liabilities                        18           56

     Stockholders' equity                             48,971       45,173
     Total liabilities and stockholders' equity      $58,576      $54,132

SOURCE  Sirenza Microdevices, Inc.
    -0-                             10/19/2004
    /CONTACT: Robert Van Buskirk, President and Chief Executive Officer of Sirenza Microdevices, Inc., +1-303-327-3192, ir@sirenza.com/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20030820/SMDILOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, photodesk@prnewswire.com /
    /Web site:  http://www.sirenza.com /
    (SMDI)

CO:  Sirenza Microdevices, Inc.
ST:  Colorado
IN:  CPR TLS ECP
SU:  ERN CCA